Exhibit 21.1
Subsidiaries of the Registrant

Name of Subsidiary	Jurisdiction of Incorporation or Organization

Axos Nevada Holding, LLC	Nevada
Zenith Information Systems, Inc.	California
Axos Securities, LLC	Nevada
Axos Invest, Inc.	Delaware
Axos Invest LLC	Delaware
Axos Digital Assets LLC	Delaware
Axos Clearing LLC	Delaware
Axos Services, LLC	Nevada
Axos Business Center Corp.	Philippines
BofI Trust I	Delaware
LASFin Commercial Mortgage Trust 2023	New York
Axfin Mortgage Trust 2019-1	New York
Axos Capital, LLC	Nevada
Axos Commercial Lending Services LLC	Nevada
Axos Intellectual Property, LLC	Nevada
Axos Securities Investments, LLC	Nevada
Axos Fund I, LLC	Delaware
Axos CLO Investments, LLC	Delaware
BlueFin CLO LLC	Delaware
ASI Trust	Delaware
Axos Bank	United States of America
Axos Nevada, LLC	Nevada
Axos Community Infrastructure, LLC	Nevada
Sabre Springs Real Estate, LLC	Delaware
Sabre Springs Amenities, LLC	Delaware
Verdant Commercial Capital, LLC	Delaware
Verdant Receivables 2025-1, LLC	Delaware
Verdant Receivables 2024-1, LLC	Delaware
Verdant Receivables 2023-1, LLC	Delaware
Verdant Receivables 2022-1, LLC	Delaware
Verdant ATT, LLC	Delaware
Verdant Commercial Capital Titling Trust	Delaware